Exhibit 5(a)
GIBSON, DUNN & CRUTCHER LLP
Lawyers
A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue, New York, New York 10166-0193
(212) 351-4000
www.gibsondunn.com
June 18, 2008

Direct Dial	Client No.
(212) 351-4000	C 72007-00127
Pitney Bowes Inc.
1 Elmcroft Road
Stamford, Connecticut 06926

Re:	Pitney Bowes Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Pitney Bowes Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) debt securities, which may either be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) one or more series of shares of preferred stock, par value $50.00 per share (the “Preferred Stock”); (iii) one or more series of shares of preference stock, without par value (the “Preference Stock”); (iv) shares of common stock, par value $1.00 per share (the “Common Stock”); (v) purchase contracts (the “Purchase Contacts”) for the purchase or sale of securities, including Debt Securities, Common Stock, Preferred Stock or Preference Stock or securities of third parties; (vi) depositary shares (the “Depositary Shares”) consisting of Preferred Stock or Preference Stock; (vii) warrants (the “Warrants”) for the purchase of Debt Securities, equity securities or securities of third parties, rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities, or any combination of the foregoing; and (viii) units (the “Units”) consisting of one or more Debt Securities, Common Stock, Preferred Stock, Preference Stock, Purchase Contracts,

Depositary Shares, Warrants or any combination thereof (the Debt Securities, Preferred Stock, Preference Stock, Common Stock, Purchase Contracts, Depositary Shares, Warrants and Units are collectively referred to herein as the “Securities”).
     The Senior Debt Securities will be issued pursuant to an indenture dated as of February 14, 2005 between the Company and Citibank, N.A. as trustee (the “Initial Indenture”), as supplemented by the first supplemental indenture dated as of October 23, 2007 (together with the Initial Indenture, the “Senior Indenture”), by and among the Company, the Bank of New York, as successor trustee (the “Senior Trustee”) and Citibank, N.A., as resigning trustee.
     In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Senior Indenture and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon and subject to the foregoing and in reliance thereon, and assuming that (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; and (h) all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock, Preference Stock or Preferred Stock for issuance upon conversion or exchange of any other Securities or in connection with any Purchase Contract) shall have been completed, we are of the opinion that:
1.	With respect to Senior Debt Securities, when the Senior Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Senior Debt Securities will be legal, valid and binding obligations of the Company.
2.	With respect to Subordinated Debt Securities to be issued pursuant to an indenture (a “Subordinated Indenture”), when (a) the Subordinated Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939 and (c) the Subordinated Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company.

3.	With respect to Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) certificates representing the shares of Preferred Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.	With respect to Preference Stock, when (a) the applicable Certificate of Designation for the Preference Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware of and (b) certificates representing the shares of Preference Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preference Stock), the shares of Preference Stock will be validly issued, fully paid and non-assessable.

5.	With respect to Common Stock, when certificates representing the shares of Common Stock have been issued and delivered in accordance with either (i) the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.
6.	With respect to Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Purchase Contracts have been established in accordance with the terms of the Purchase Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements related thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements and (d) such Purchase Contracts have been executed and delivered in accordance with the Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Purchase Contracts will be legal, valid and binding obligations of the Company.

7.	With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (b) the Certificate of Designation for the Preferred Stock or Preference stock, as applicable, underlying the Depositary Shares has been duly filed with the Office of the Secretary of State of the State of Delaware, (c) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company.

8.	With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

9.	With respect to the Units, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the Certificate of Designation for the Preferred Stock or Preference stock, if applicable, underlying the Units has been duly filed with the Office of the Secretary of State of the State of Delaware, (c)

the terms of the Units have been established in accordance with the Unit Agreement, (d) certificates representing the Units have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.
     The opinions set forth in paragraphs 1, 2, 6, 7, 8 and 9 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and the Delaware General Corporation Law.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ GIBSON, DUNN & CRUTCHER LLP

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